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                                                                         EX-23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1994, on the consolidated financial statements of The Dreyfus Corporation and Subsidiary Companies included in The Dreyfus Corporation Annual Report on Form 10-K for the year ended December 31, 1993 incorporated by reference in the Joint Proxy Statement of Mellon Bank Corporation and The Dreyfus Corporation which is made a part of the Registration Statement on Form S-4 and Prospectus of Mellon Bank Corporation for the registration of its common stock.

New York, New York
July 14, 1994

                                                        ERNST & YOUNG